Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Reports Improved Third-Quarter Results

Strong Organic Operating Profit Growth Supplemented by Acquisitions
Management Provides Initial 2018 EBITDA Target of $500 to $525 Million, Updates 2017 Guidance

RICHMOND, Va., October 25, 2017 – The Brink’s Company (NYSE:BCO), the global leader in cash management, secure logistics and security solutions, today announced results for the third quarter of 2017. Highlights include:

•	GAAP: Revenue up 12%, operating profit up 11%, margin 7.8% vs 7.9%, EPS $.38 vs $.48

•	Non-GAAP: Revenue up 13%, operating profit up 21%, margin 9.2% vs 8.6%, EPS $.83 vs $.68

•	Management expects additional acquisitions totaling $400 million per year in 2018 and 2019
Doug Pertz, president and chief executive officer, said:  “The strong improvement in third-quarter non-GAAP earnings was driven by profit increases of 90% in North America and 36% in South America. Total non-GAAP operating profit rose 21% and earnings per share increased 22%. The 21% increase in total operating profit, and the 27% increase in segment profit, were negatively impacted by several one-time and unusual items, with total operating profit primarily affected by higher incentive compensation accruals.
“We continue to make progress on our three-year strategic plan to drive substantial organic profit growth through our ‘breakthrough initiatives,’ and we are in the early stages of adding a new layer of growth through core business acquisitions. Thus far in 2017, we’ve committed approximately $370 million on six acquisitions, including the pending acquisition of Temis in France. With our recent capital raise and new credit facility, we are well-positioned to make additional core acquisitions.
“Our 2017 non-GAAP guidance has been updated to reflect changes in our reporting and higher interest expense related to our new debt. Full-year operating profit is expected to be in a range between $280 million and $290 million. Full-year earnings are expected to be between $3.00 and $3.10 per share, and we expect 2017 adjusted EBITDA to be between $425 million and $435 million.
“Our initial target range for 2018 adjusted EBITDA is between $500 to $525 million, which does not include any contribution from future acquisitions with the exception of Temis in France, which is expected to close on October 31. We have a strong pipeline of core acquisition targets, as well as the financial capacity and discipline to complete additional accretive acquisitions at a projected rate of about $400 million per year in 2018 and 2019. We will provide detailed guidance for 2018 and updated targets for 2019 when we report fourth-quarter results.”

Conference Call
Brink’s will host a conference call on October 25 at 8:30 a.m. ET to review third-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10113367 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through November 25, 2017, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10113367. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2017 Guidance (Unaudited)
(In millions except as noted)

	2016 GAAP	2016 Non-GAAP(b)	2017 GAAP Outlook(c)	Reconciling Items(b)	2017 Non-GAAP Outlook(a)(b)
Revenues	$3,021	2,908	3,295	(115)	3,180
Operating profit	185	216	272 – 282	8	280 – 290
Nonoperating expense	(60)	(25)	(85) – (87)	52	(33) – (35)
Provision for income taxes	(79)	(70)	(73) – (76)	—	(86) – (89)
Noncontrolling interests	(10)	(5)	~(8)	—	~(6)
Income from continuing operations attributable to Brink's	36	116	106 – 111	—	155 – 160
EPS from continuing operations attributable to Brink's	$0.72	2.28	2.05 – 2.15	—	3.00 – 3.10

Operating profit margin	6.1%	7.4%	8.3% – 8.6%	0.5%	8.8% – 9.1%

Effective income tax rate	62.8%	36.8%	~39.0%	—	~35.0%

Adjusted EBITDA		342			425 – 435

Changes from 2016	Revenue Change				Operating Profit Change		EPS Change
	2017 GAAP Outlook(c)	% Change vs. 2016	2017 Non-GAAP Outlook(b)	% Change vs. 2016	2017 GAAP Outlook(c)	2017 Non-GAAP Outlook(b)	2017 Non-GAAP Outlook(b)
Organic	433	14	184	6	161 – 171	57 – 67	0.67 – 0.77
Acquisitions/Dispositions	73	2	76	3	23	16	0.16
Currency	(232)	(8)	12	—	(97)	(9)	(0.11)
Total	274	9	272	9	87 – 97	64 – 74	0.72 – 0.82

Amounts may not add due to rounding

(a)
We have updated our 2017 Non-GAAP guidance to: increase operating profit by $10 million to reflect the exclusion of acquisition-related intangible amortization expense; increase nonoperating expense by $5 million for additional interest expense on our recent borrowings; and increase Adjusted EBITDA by $10 million to reflect the exclusion of share-based compensation expense and lower forecasted depreciation. Prior periods have been similarly adjusted.

(b)
The 2016 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 9-11. The 2017 Non-GAAP outlook amounts for operating profit (loss) and nonoperating expense exclude the impact of other items not allocated to segments and certain retirement plan costs. The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations.

(c)
2017 GAAP outlook includes the actual impact of Venezuela operations through September 30, 2017, but does not include any forecasted amounts from Venezuela operations for the remainder of 2017. The 2017 GAAP outlook excludes future restructuring actions for which the timing and amount are currently under review, including those related to acquisition integration.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
Third-Quarter 2017 vs. 2016

GAAP		Organic	Acquisitions /			% Change
	3Q'16	Change	Dispositions(a)	Currency(b)	3Q'17	Total	Organic
Revenues:
North America	$297	11	3	6	317	7	4
South America	187	29	37	(4)	247	33	15
Rest of World	251	6	(3)	10	265	5	2
Segment revenues - GAAP/non-GAAP	$735	45	37	12	829	13	6

Other items not allocated to segments(d)	21	77	(1)	(76)	21	—	fav
Revenues - GAAP	$756	122	36	(64)	850	12	16

Operating profit:
North America	$9	7	1	1	17	90	76
South America	35	9	7	(3)	48	36	25
Rest of World	33	(1)	—	1	33	1	(2)
Segment operating profit	77	15	7	(1)	98	27	20
Corporate(c)	(14)	(8)	—	1	(22)	55	59
Operating profit - non-GAAP	$63	7	7	(1)	76	21	11

Other items not allocated to segments(d)	(3)	22	(1)	(27)	(10)	unfav	fav
Operating profit (loss) - GAAP	$60	28	6	(28)	66	11	48

GAAP interest expense	(5)				(8)	51

GAAP interest and other income (expense)	(9)				(21)	unfav

GAAP provision for income taxes	20				16	(16)

GAAP noncontrolling interests	1				1	(14)

GAAP income (loss) from continuing operations(f)	25				20	(19)

GAAP EPS(f)	$0.48				0.38	(21)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	3Q'16	Change	Dispositions(a)	Currency(b)	3Q'17	Total	Organic

Segment revenues - GAAP/non-GAAP	$735	45	37	12	829	13	6

Non-GAAP operating profit	63	7	7	(1)	76	21	11

Non-GAAP interest expense	(5)				(7)	35

Non-GAAP interest and other income (expense)	(1)				(1)	(22)

Non-GAAP provision for income taxes	21				24	15

Non-GAAP noncontrolling interests	2				2	6

Non-GAAP income from continuing operations(f)	34				43	25

Non-GAAP EPS(f)	$0.68				0.83	22

Amounts may not add due to rounding.

(a)	Includes operating results and gains/losses on acquisitions and dispositions of assets and of businesses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 7-8 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 9-11.

(f)	Attributable to Brink's.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Nine Months Ended September 30,

GAAP		Organic	Acquisitions /			% Change
	2016	Change	Dispositions(a)	Currency(b)	2017	Total	Organic
Revenues:
North America	$891	41	6	(6)	932	5	5
South America	514	82	40	19	654	27	16
Rest of World	736	16	(12)	2	742	1	2
Segment revenues - GAAP/non-GAAP	$2,140	138	35	15	2,329	9	6

Other items not allocated to segments(d)	77	285	(3)	(244)	115	50	fav
Revenues - GAAP	$2,217	424	32	(229)	2,444	10	19

Operating profit:
North America	$16	27	1	—	44	fav	fav
South America	81	39	7	(4)	123	52	48
Rest of World	80	3	1	1	84	6	4
Segment operating profit	177	68	9	(3)	251	42	39
Corporate(c)	(40)	(18)	—	(2)	(61)	50	46
Operating profit - non-GAAP	$137	50	9	(5)	191	40	37

Other items not allocated to segments(d)	(21)	96	8	(88)	(5)	(76)	fav
Operating profit (loss) - GAAP	$115	146	18	(94)	186	61	fav

GAAP interest expense	(15)				(19)	24

GAAP interest and other income (expense)	(28)				(44)	55

GAAP provision for income taxes	43				48	11

GAAP noncontrolling interests	7				6	(11)

GAAP income (loss) from continuing operations(f)	22				69	fav

GAAP EPS(f)	$0.43				1.33	fav

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2016	Change	Dispositions(a)	Currency(b)	2017	Total	Organic

Segment revenues - GAAP/non-GAAP	$2,140	138	35	15	2,329	9	6

Non-GAAP operating profit	137	50	9	(5)	191	40	37

Non-GAAP interest expense	(15)				(18)	20

Non-GAAP interest and other income (expense)	(3)				(2)	(28)

Non-GAAP provision for income taxes	44				60	37

Non-GAAP noncontrolling interests	4				5	9

Non-GAAP income from continuing operations(f)	71				106	50

Non-GAAP EPS(f)	$1.40				2.06	47

Amounts may not add due to rounding.

See page 3 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2016	September 30, 2017
Assets
Cash and cash equivalents	$183.5	241.8
Accounts receivable, net	501.1	605.2
Property and equipment, net	531.0	613.9
Deferred income taxes	327.9	334.8
Other	451.3	902.7

Total assets	$1,994.8	2,698.4

Liabilities and Equity

Accounts payable	139.3	156.5
Debt	443.2	750.0
Retirement benefits	494.9	489.6
Accrued liabilities	385.7	556.2
Other	176.9	265.8
Total liabilities	1,640.0	2,218.1

Equity	354.8	480.3

Total liabilities and equity	$1,994.8	2,698.4

Selected Items - Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2016	2017
Net cash provided by operating activities	57.0	116.2
Net cash used by investing activities	(68.9)	(276.4)
Net cash provided by financing activities	26.6	225.4

Effect of exchange rate changes on cash	(5.1)	(6.9)
Cash and cash equivalents:
Increase (decrease)	9.6	58.3
Balance at beginning of period	181.9	183.5
Balance at end of period	$191.5	241.8

Supplemental Cash Flow Information

Capital expenditures	$(72.4)	(117.4)
Acquisitions	—	(147.7)
Depreciation and amortization	97.5	106.4
Cash paid for income taxes, net	55.3	64.9

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2017 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA, the impact of Venezuela operations and related exchange rates and expected cost related to Reorganization and Restructuring activities, 2018 non-GAAP adjusted EBITDA outlook and the expected closing of the acquisition of Temis in France and the expected rate of acquisitions in 2018 and 2019. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions (including those in the home security industry) and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business and reputation; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2016 and 2017 (Unaudited)
(In millions, except for percentages)

	Revenues
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Revenues:
North America	$292.7	300.8	297.0	319.8	1,210.3	$304.6	311.0	316.5	932.1
South America	157.0	170.1	186.7	204.9	718.7	202.2	204.6	247.4	654.2
Rest of World	239.2	245.6	251.2	243.4	979.4	233.5	244.0	264.8	742.3
Segment revenues - GAAP and Non-GAAP	688.9	716.5	734.9	768.1	2,908.4	740.3	759.6	828.7	2,328.6

Other items not allocated to segments(a)
Venezuela operations	32.1	21.5	20.4	35.4	109.4	48.1	46.3	20.8	115.2
Acquisitions and dispositions	0.8	1.5	0.5	—	2.8	—	—	—	—
GAAP	$721.8	739.5	755.8	803.5	3,020.6	$788.4	805.9	849.5	2,443.8

	Operating Profit
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Operating profit:
North America	$3.7	3.8	8.9	23.7	40.1	$10.2	16.8	16.9	43.9
South America	24.2	21.9	35.0	41.5	122.6	39.2	36.4	47.7	123.3
Rest of World	18.8	27.8	33.0	31.7	111.3	25.4	25.4	33.3	84.1
Corporate	(13.1)	(13.4)	(13.9)	(17.8)	(58.2)	(21.3)	(17.8)	(21.5)	(60.6)
Non-GAAP	33.6	40.1	63.0	79.1	215.8	53.5	60.8	76.4	190.7

Other items not allocated to segments(a)
Venezuela operations	2.7	1.6	2.2	12.0	18.5	21.1	(4.5)	2.5	19.1
Reorganization and Restructuring	(6.0)	(2.1)	(2.3)	(19.9)	(30.3)	(4.1)	(5.6)	(6.4)	(16.1)
Acquisitions and dispositions	(6.8)	(7.4)	(3.2)	(2.1)	(19.5)	0.4	(2.4)	(6.1)	(8.1)
GAAP	$23.5	32.2	59.7	69.1	184.5	$70.9	48.3	66.4	185.6

	Margin
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months
Margin:
North America	1.3%	1.3	3.0	7.4	3.3	3.3%	5.4	5.3	4.7
South America	15.4	12.9	18.7	20.3	17.1	19.4	17.8	19.3	18.8
Rest of World	7.9	11.3	13.1	13.0	11.4	10.9	10.4	12.6	11.3
Non-GAAP	4.9	5.6	8.6	10.3	7.4	7.2	8.0	9.2	8.2

Other items not allocated to segments(a)	(1.6)	(1.2)	(0.7)	(1.7)	(1.3)	1.8	(2.0)	(1.4)	(0.6)
GAAP	3.3%	4.4	7.9	8.6	6.1	9.0%	6.0	7.8	7.6

(a)	See explanation of items on page 8.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

As shown in the "Segment Results" table on page 7, Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs and we recognized an additional $13.5 million in the first nine months of 2017 related to this restructuring. We expect to incur additional costs between $10 and $14 million in future periods, primarily severance costs.

Executive Leadership and Board of Directors
In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to these restructuring actions.

2015 Restructuring
Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2017 Acquisitions and Dispositions

•	Transaction costs of $1.5 million related to acquisitions of new businesses in 2017.

•	Gains in the first quarter of 2017 related primarily to the liquidation of our former cash-in-transit operation in Puerto Rico.

•	Amortization expense for acquisition-related intangible assets was $4.4 million in the first nine months of 2017.

•	Severance costs of $1.0 million related to our recent acquisitions in Argentina and Brazil.

•	Currency transaction losses of $1.9 million related to acquisition activity.

2016 Acquisitions and Dispositions

•
Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation are included in items not allocated to segments and are excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations are treated similarly to the Republic of Ireland.

•	We recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

•	Amortization expense for acquisition-related intangible assets was $2.7 million in the first nine months of 2016.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 8 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during the remainder of 2017 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '16			YTD '17
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$72.2	43.4	60.1%	123.3	48.1	39.0%
Retirement plans(d)	23.3	8.4		24.9	9.0
Venezuela operations(a)	(4.5)	(9.6)		(13.1)	(11.8)
Reorganization and Restructuring(a)	10.4	3.2		16.1	5.5
Acquisitions and dispositions(a)	17.3	1.4		8.9	3.0
Prepayment penalty(e)	—	—		6.5	2.4
Interest on Brazil tax claim(f)	—	—		4.1	1.4
Income tax rate adjustment(b)	—	(3.1)		—	2.2
Non-GAAP	$118.7	43.7	36.8%	170.7	59.8	35.0%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 7-8 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at ~35.0% for 2017 and was 36.8% for 2016.

(c)
There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition.

(d)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(e)	Penalty upon prepayment of Private Placement notes in September 2017.

(f)
Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

(g)	There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(h)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation. Non-GAAP income from continuing operations is reconciled to net income on page 11.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Revenues:
GAAP	$721.8	739.5	755.8	803.5	3,020.6	$788.4	805.9	849.5	2,443.8
Venezuela operations(a)	(32.1)	(21.5)	(20.4)	(35.4)	(109.4)	(48.1)	(46.3)	(20.8)	(115.2)
Acquisitions and dispositions(a)	(0.8)	(1.5)	(0.5)	—	(2.8)	—	—	—	—
Non-GAAP	$688.9	716.5	734.9	768.1	2,908.4	$740.3	759.6	828.7	2,328.6

Operating profit (loss):
GAAP	$23.5	32.2	59.7	69.1	184.5	$70.9	48.3	66.4	185.6
Venezuela operations(a)	(2.7)	(1.6)	(2.2)	(12.0)	(18.5)	(21.1)	4.5	(2.5)	(19.1)
Reorganization and Restructuring(a)	6.0	2.1	2.3	19.9	30.3	4.1	5.6	6.4	16.1
Acquisitions and dispositions(a)	6.8	7.4	3.2	2.1	19.5	(0.4)	2.4	6.1	8.1
Non-GAAP	$33.6	40.1	63.0	79.1	215.8	$53.5	60.8	76.4	190.7

Interest expense:
GAAP	$(4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$(4.8)	(6.0)	(7.7)	(18.5)
Venezuela operations(a)	0.1	—	—	—	0.1	—	—	—	—
Acquisitions and dispositions(a)	—	—	—	—	—	—	—	0.8	0.8
Non-GAAP	$(4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$(4.8)	(6.0)	(6.9)	(17.7)

Interest and other income (expense):
GAAP	$(9.7)	(9.4)	(9.2)	(10.8)	(39.1)	$(11.2)	(11.4)	(21.2)	(43.8)
Retirement plans(d)	7.3	8.1	7.9	8.2	31.5	7.3	8.6	9.0	24.9
Venezuela operations(a)	0.7	0.7	0.5	0.6	2.5	2.9	2.2	0.9	6.0
Acquisitions and dispositions(a)	—	—	(0.1)	0.6	0.5	—	—	—	—
Prepayment penalty(e)	—	—	—	—	—	—	—	6.5	6.5
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	4.1	4.1
Non-GAAP	$(1.7)	(0.6)	(0.9)	(1.4)	(4.6)	$(1.0)	(0.6)	(0.7)	(2.3)

Taxes:
GAAP	$9.4	14.5	19.5	35.1	78.5	$14.4	17.3	16.4	48.1
Retirement plans(d)	2.6	2.9	2.9	2.9	11.3	2.7	3.1	3.2	9.0
Venezuela operations(a)	(2.5)	(4.7)	(2.4)	(4.5)	(14.1)	(4.9)	(3.8)	(3.1)	(11.8)
Reorganization and Restructuring(a)	1.9	0.6	0.7	4.2	7.4	1.4	1.9	2.2	5.5
Acquisitions and dispositions(a)	0.3	0.9	0.2	0.4	1.8	0.2	0.3	2.5	3.0
Prepayment penalty(e)	—	—	—	—	—	—	—	2.4	2.4
Deferred tax valuation allowance(c)	—	—	—	(14.7)	(14.7)	—	—	—	—
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	1.4	1.4
Income tax rate adjustment(b)	(1.7)	(1.5)	0.1	3.1	—	2.9	0.2	(0.9)	2.2
Non-GAAP	$10.0	12.7	21.0	26.5	70.2	$16.7	19.0	24.1	59.8

Non-GAAP margin	4.9%	5.6%	8.6%	10.3%	7.4%	7.2%	8.0%	9.2%	8.2%

Amounts may not add due to rounding.
See page 9 for footnote explanations.

	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	Nine Months

Noncontrolling interests:
GAAP	$2.6	3.1	1.4	3.2	10.3	$5.8	(0.7)	1.2	6.3
Venezuela operations(a)	(1.1)	(1.2)	0.3	(2.4)	(4.4)	(4.9)	2.2	0.6	(2.1)
Reorganization and Restructuring(a)	—	—	(0.1)	(0.7)	(0.8)	0.3	0.1	0.2	0.6
Income tax rate adjustment(b)	(0.4)	(0.3)	0.1	0.6	—	0.2	—	(0.2)	—
Non-GAAP	$1.1	1.6	1.7	0.7	5.1	$1.4	1.6	1.8	4.8

Reconciliation to net income (loss):
Net income (loss) attributable to Brink's	$(3.1)	0.3	24.5	12.8	34.5	$34.7	14.2	19.9	68.8
Discontinued operations	—	—	—	1.7	1.7	—	0.1	—	0.1
Income (loss) from continuing operations attributable to Brink's - GAAP	$(3.1)	0.3	24.5	14.5	36.2	$34.7	14.3	19.9	68.9
Retirement plans(d)	4.7	5.2	5.0	5.3	20.2	4.6	5.5	5.8	15.9
Venezuela operations(a)	1.7	5.0	0.4	(4.5)	2.6	(8.4)	8.3	0.9	0.8
Reorganization and Restructuring(a)	4.1	1.5	1.7	16.4	23.7	2.4	3.6	4.0	10.0
Acquisitions and dispositions(a)	6.5	6.5	2.9	2.3	18.2	(0.6)	2.1	4.4	5.9
Prepayment penalty(e)	—	—	—	—	—	—	—	4.1	4.1
Deferred tax valuation allowance(c)	—	—	—	14.7	14.7	—	—	—	—
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	2.7	2.7
Income tax rate adjustment(b)	2.1	1.8	(0.2)	(3.7)	—	(3.1)	(0.2)	1.1	(2.2)
Income (loss) from continuing operations attributable to Brink's - Non-GAAP	$16.0	20.3	34.3	45.0	115.6	$29.6	33.6	42.9	106.1

EPS:
GAAP	$(0.06)	0.01	0.48	0.28	0.72	$0.67	0.28	0.38	1.33
Retirement plans(d)	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.11	0.31
Venezuela operations(a)	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	0.02	0.02
Reorganization and Restructuring costs(a)	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.08	0.19
Acquisitions and dispositions(a)	0.13	0.13	0.06	0.04	0.37	(0.01)	0.04	0.09	0.12
Prepayment penalty(e)	—	—	—	—	—	—	—	0.08	0.08
Deferred tax valuation allowance(c)	—	—	—	0.29	0.29	—	—	—	—
Interest on Brazil tax claim(f)	—	—	—	—	—	—	—	0.05	0.05
Income tax rate adjustment(b)	0.04	0.04	(0.01)	(0.07)	—	(0.06)	—	0.02	(0.04)
Non-GAAP	$0.32	0.40	0.68	0.88	2.28	$0.57	0.65	0.83	2.06

Adjusted EBITDA(h):
Income from continuing operations - Non-GAAP	$16.0	20.3	34.3	45.0	115.6	$29.6	33.6	42.9	106.1
Interest expense - Non-GAAP	4.8	4.9	5.1	5.5	20.3	4.8	6.0	6.9	17.7
Income tax provision - Non-GAAP	10.0	12.7	21.0	26.5	70.2	16.7	19.0	24.1	59.8
Depreciation and amortization - Non-GAAP	31.2	31.8	31.4	32.1	126.5	32.0	32.5	34.3	98.8
Share-based compensation - Non-GAAP(g)	2.8	2.1	1.8	2.8	9.5	4.5	4.0	4.0	12.5
Adjusted EBITDA	$64.8	71.8	93.6	111.9	342.1	$87.6	95.1	112.2	294.9

Depreciation and Amortization:
GAAP	$32.2	32.9	32.4	34.1	131.6	$33.9	34.6	37.9	106.4
Venezuela operations(a)	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.4)	(1.2)
Reorganization and Restructuring costs(a)	—	—	—	(0.8)	(0.8)	(0.9)	(0.6)	(0.5)	(2.0)
Acquisitions and dispositions(a)	(0.9)	(0.9)	(0.9)	(0.9)	(3.6)	(0.6)	(1.1)	(2.7)	(4.4)
Non-GAAP	$31.2	31.8	31.4	32.1	126.5	$32.0	32.5	34.3	98.8

Amounts may not add due to rounding.
See page 9 for footnote explanations.